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  COMMONWEALTH OF PENNSYLVANIA                    AGREEMENT TO SELL AND PURCHASE
COUNTY OF LAWRENCE  (New Castle)                             REAL ESTATE

         THIS AGREEMENT TO SELL AND PURCHASE REAL ESTATE ("Agreement") is made and entered into as of the date of the last execution hereof, which date is the ____ day of April, 2000, by and between MARK TWELVE ASSOCIATES, L.P., a Pennsylvania limited partnership, hereinafter referred to as "Seller", and LOWE'S HOME CENTERS, INC., a North Carolina corporation, hereinafter referred to as "Buyer".
                              W I T N E S S E T H:

         THAT WHEREAS, Seller has warranted to Buyer that it is the owner of the premises described hereinafter; and

         WHEREAS, Seller has offered to sell and Buyer has agreed to purchase the premises described hereinafter subject to the terms of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the sufficiency of which consideration is acknowledged by all parties hereto, IT IS HEREBY AGREED AS FOLLOWS:

         1. DESCRIPTION. The premises which are to be purchased by Buyer and sold and conveyed by Seller consist of that certain tract of land containing approximately 13 acres located in Union Township, Lawrence County, Pennsylvania and generally shown outlined in red upon Exhibit A attached hereto and made by this reference a part hereof (the "Premises"), together with any improvements and personal property currently located thereon and all and singular the rights, privileges, advantages, and appurtenances belonging or in anywise appertaining to the Premises, as well as all easements appurtenant to the Premises.

         2. SURVEY. Seller shall obtain and deliver or cause to be delivered to Buyer a boundary survey map of the Premises drawn in accordance with Buyer's Survey Requirements which are attached hereto and labeled Exhibit B (the "Survey"). The metes and bounds description of the Premises resulting from the Survey, if and as accepted by Buyer, shall upon such acceptance supersede and replace the description of the Premises set forth in Paragraph 1 hereof for all purposes hereunder and shall be the description of the Premises used in the special warranty deed and Owner's Policy of Title Insurance to be furnished hereunder. Seller shall be solely responsible for the cost of the Survey and shall pay the same directly either prior to closing or by a deduction from Seller's proceeds at closing.

         3. TIME FOR PERFORMANCE. Seller shall convey the Premises to Buyer thirty (30) days following the earlier to occur of:

             (a) One hundred twenty (120) days from the last execution of this Agreement; or

             (b) Notification by Buyer that all of the requirements set forth in Paragraph 5 of this Agreement have been fulfilled, in the opinion of Buyer, unless the Agreement is terminated as otherwise provided.

         Buyer shall have the option to extend the time specified in sub-paragraph (a) above for an additional one hundred twenty (120) days by giving written notice to Seller before the expiration of the one hundred twenty
(120) day period set forth in subparagraph (a) above and depositing with the Title Company (as hereinafter defined) an additional deposit of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) (the "Second Deposit").


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         4.  PURCHASE PRICE. The purchase price for the Premises shall be for the total consideration of ONE MILLION NINE HUNDRED THOUSAND AND NO/100 ($1,900,000.00) (the "Purchase Price").

         Within five (5) business days after the full execution of this Agreement, Buyer shall deliver into escrow with the Title Company an earnest money deposit (the "First Deposit") in the amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000), which First Deposit shall be held by the Title Company in an interest-bearing escrow account and disbursed in accordance with the terms of this Agreement. The First Deposit and the Second Deposit shall hereinafter be collectively (or individually, as the case may be) referred to as the "Deposit". The Deposit shall be refunded to Buyer in the event Buyer rightfully elects to terminate this Agreement under the terms and conditions defined herein; otherwise, it shall be applied to the Purchase Price at closing or, in the event of Purchaser's default, paid over to Seller in accordance with Paragraph 14 hereof.

         5. BUYER'S REQUIREMENTS. Buyer shall be under no obligation to purchase the Premises or otherwise perform under this Agreement unless Buyer determines the Premises to be suitable for its intended purposes and until each of the following requirements of Buyer is satisfied. The decision as to whether the Premises are suitable for its intended purposes and the requirements have been fulfilled shall be the sole decision of Buyer, determined in the absolute discretion of Buyer, with Buyer's decision being final and binding upon both parties. Buyer shall have one hundred twenty (120) days (or two hundred forty
(240) days, if extended under the provisions of Paragraph 3 above) from the last execution of this Agreement to notify Seller of its cancellation of this Agreement due to Buyer's determination that the Premises are unsuitable or to a failure of fulfillment of any one of the requirements. If Buyer so elects to terminate and is not in material default hereunder, the Title Company shall be obligated to return the Deposit, together with all interest earned thereon, to Buyer with neither party thereafter having any other rights or obligations under this Agreement.

                         REQUIREMENTS TO BE ACCOMPLISHED

             (a) Governmental Approvals: Buyer must have obtained or be able to obtain, on terms satisfactory to Buyer, all appropriate municipal, county, state and federal authorities' approvals and permits required for Buyer's intended use and development of the Premises (collectively, the "Permits and Approvals") including, but not limited to, the following: proper zoning, site plan and development plan approvals, including any required drainage or storm water management, building permits for planned improvements including approval for the construction or relocation of utilities, any necessary governmental approval for access such as curb cuts or entrances and any wetlands or environmental approvals and permits. Notwithstanding and in addition to the foregoing, Seller must have obtained and provided to Buyer all necessary variances, amendments and approvals with respect to the existing approved site plan for the Premises as provided in Paragraph7 hereof.

             (b) Utilities: The Premises must have available suitable utilities, including by way of illustration and not limitation, electricity, water, sewer or septic tank disposal facilities, telephone services and natural gas if available locally.


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             (c) Public Service: The Premises must have available suitable fire and police protection.

             (d) Adaptability to Construction: The Premises must be adaptable to construction of the improvements envisioned by Buyer at costs satisfactory to Buyer. The Premises must not have been used as a dump and further must not contain any harmful, toxic or polluting substance.

             (e) Ingress and Egress: The Premises must have suitable legal and insurable ingress to and egress from State Route 224 (via the shopping center access drives shown on Exhibit A hereto or as may otherwise be approved by Buyer).

             (f) Soil Test: Any and all soil tests conducted on the Premises by Buyer, at Buyer's expense, must yield a result satisfactory to accomplish the site plan development and the construction of improvements planned by Buyer.

             (g) Drainage: The Premises must be adaptable to effect drainage at an expense satisfactory to Buyer.

             (h) Flood Plain: The Premises must not lie in a flood plain.

             (i) Environmental Conditions: Buyer must be satisfied that the Premises is free of any pollutants, contaminants, chemical or industrial, toxic or Hazardous Substances as defined in Paragraph 16.

             (j) Zoning: The zoning classification of the Premises must permit Buyer's intended use of the Premises and it is a further express condition of this Agreement for the benefit of Buyer that Buyer must have obtained all necessary Permits and Approvals, free from conditions and restrictions compliance with which would result in extraordinary costs of development or use, the determination of such being in the sole discretion of Buyer, or restrictions on Buyer's ability to use any part of the Premises for its intended use (including related uses necessary thereto).

             (k) Ancillary Documents: Buyer and Seller shall have agreed to the form of a declaration of easements, covenants, conditions and restrictions or other similar instrument or an amendment to any existing reciprocal easement agreement ("REA") adding Buyer as a party thereto and providing for the unified development of the Premises and Seller's remaining property as shown on Exhibit A hereto ("Seller's Remaining Property"), which REA shall be executed and acknowledged by the parties and recorded at Closing. The Premises and Seller's Remaining Property are hereinafter collectively referred to as the "Shopping Center". The REA shall, inter alia, (i) establish a general site plan for the Shopping Center generally conforming to Exhibit A hereto, (ii) establish certain easements for the benefit of the Premises and Seller's Remaining Property including, but not limited to, utility easements and easements for access to State Route 224 as shown on Exhibit A, (iii) provide for the placement, to the maximum extent permitted by applicable law and governmental authorities, of Buyer's sign panel on the existing Shopping Center sign(s) and the construction and installation, to the maximum extent permitted by applicable law and governmental authorities, of an interstate multi-tenant pylon sign at a location behind the Sears store shown on Exhibit A and along State Route 422, with Buyer's sign panel in the top position thereon, and (iv) establish certain restrictions on the Premises and Seller's Remaining Property, as the case may be, as set forth in Exhibit C hereto.


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             (l) Economic Feasibility: Buyer's intended use and development of the Premises must be deemed by Buyer to be an economically feasible project in Buyer's sole discretion.

             (m) Third Party Consents: Seller shall have obtained and provided to Buyer the consent or approval of any third party (including, without limitation, any tenant or occupant of any portion of Seller's Remaining Property) necessary or required in order to permit Buyer's intended development and use of the Premises ("Third Party Consents") including, without limitation, Buyer's prototypical outdoor sales and displays and the free-standing signage contemplated by the parties as set forth in subparagraph (k) above. At closing, Seller shall in writing represent and warrant unto Buyer that (i) all such Third Party Consents have been obtained by Seller (and provide true and correct copies thereof to Buyer) and (ii) no other Third Party Consents are necessary or required. Such writing shall further set forth Seller's indemnity of Buyer with respect to any breach of such representation and warranty.

             (n) Exclusives Rights and Restrictions:Seller hereby represents and warrants to Buyer and Buyer acknowledges that the Premises are or may be currently encumbered by those certain exclusive rights and restrictions set forth in Exhibit D attached hereto ("Exclusive Rights and Restrictions"), which Exclusive Rights and Restrictions are imposed by certain existing leases of portions of Seller's Remaining Property. In connection therewith, Buyer and Seller shall reasonably cooperate in order to obtain waivers or releases of the Exclusive Rights and Restrictions from the appropriate tenants or occupants of Seller's Remaining Property to the extent the same encumber the Premises. In the event the parties are unable, despite the exercise of commercially reasonable efforts, to obtain such waivers or releases on terms acceptable to Buyer, Buyer shall have its rights set forth in the first paragraph of this Paragraph 5 including, without limitation, the right to waive the requirement set forth in this Paragraph 5(n) and close the transaction contemplated by this Agreement subject to such Exclusive Rights and Restrictions.

         6. TITLE INSURANCE. Buyer shall be under no obligation to purchase the Premises from Seller unless Buyer shall be able to obtain at closing, at Buyer's cost, an owner's policy of title insurance (the "Policy") from Commonwealth Land Title Insurance Company, having an address at c/o Land America Financial Group, Inc., National Commercial Services, 707 East Main Street, Suite 250, Richmond, Virginia 23219-2802 (the "Title Company"), based upon a satisfactory commitment for title insurance for the Premises (the "Commitment") to be furnished to Buyer by the Title Company following execution of this Agreement by both parties. The Commitment and Policy shall identify the Premises and all easements appurtenant thereto by the legal description(s) set forth on the Survey (as defined in Paragraph 2 above) and contain endorsements (unless prohibited by law) stating
(a) that all of the parcels comprising the Premises are contiguous (if the Premises is comprised of more than one parcel) and that the Premises is contiguous to any property containing easements appurtenant thereto, (b) the zoning classification of the Premises, (c) that the Premises abuts the public street(s) immediately adjacent thereto and has direct and valid full and unrestricted access thereto at the locations designated on the site plan provided by Buyer, and (d) such other endorsements as Buyer may reasonably require (the "Endorsements"). Seller hereby agrees to provide to the Title Company any abstracts of title covering the Premises and/or any other form of title evidence it may have in its possession or control, including any attorney's title opinion or any owner's title insurance policy. Buyer's decision as to whether "satisfactory" title insurance can be obtained shall be final and shall not be subject to question by Seller. Seller shall cooperate fully with Buyer in helping Buyer to eliminate such exceptions from Buyer's Commitment as Buyer may desire eliminated, and further, Seller shall cooperate fully with Buyer in order for all requirements of closing outlined in Buyer's Commitment to be accomplished in all respects.

         The Commitment and Policy must only contain exceptions for liens, encumbrances, claims, easements or other matters that would not adversely affect Buyer's intended use and development of the Premises as determined in Buyer's sole discretion. Those exceptions and encumbrances which have been approved or accepted by Buyer hereunder shall be the "Permitted Encumbrances".

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         7.  DELAYS FOR PERMITS AND APPROVALS; REA. Except as provided herein,
Buyer shall promptly commence efforts to obtain any and all Permits and Approvals at its own expense; provided, however, that Seller shall promptly commence efforts to obtain and diligently pursue at its own expense any and all necessary variances and approvals with respect to the existing approved site plan in order to permit Buyer's prototypical building on the Premises in a manner and design acceptable to Buyer as well as any Third Party Consents. Buyer and Seller shall cooperate with each other in this regard and all applications and submittals to governmental authorities or third parties and all terms and conditions of any such approvals to be obtained by Seller shall be subject to the prior review and approval of Buyer. Seller shall, if requested or required to do so, execute such applications or requests as may be necessary for the owner of the Premises to execute and to provide any information privy to, known to, or in possession of Seller which may be necessary or useful in completing applications or requests. In addition, the parties acknowledge that they are in negotiations with respect to the REA and will diligently pursue same. If, while in compliance with the requirements of this Agreement, the parties shall experience delay in obtaining any necessary Permits and Approvals or Third Party Consents to use the Premises for Buyer's intended use or the REA shall not be completed within the time frames herein set forth, Buyer will by written notice to Seller elect one of the following:

             (a) To waive such Permits and Approvals, Third Party Consents and/or REA and to close the transaction in accordance with the terms of this Agreement.

             (b) To cancel this Agreement and to receive a complete refund of the Deposit, together with all interest earned thereon, in which event neither Seller nor Buyer will have any further rights, duties or obligations under this Agreement, except as expressly provided herein; provided, however, that if Buyer elects to terminate this Agreement and receive a refund of the Deposit as aforesaid as a result of Seller's willful breach of its obligations hereunder, Buyer's termination shall be without prejudice to Buyer's right to sue Seller for damages in the amount of the out-of-pocket costs and expenses incurred by Buyer in its investigation of the Premises.

         Further, if the sale of the Premises to Buyer constitutes or requires a subdivision of the Premises owned by Seller, Seller shall pay all subdivision and platting expenses and obtain all necessary governmental approvals.

         8. ENVIRONMENTAL DISCLOSURE AND INVESTIGATION. Within ten (10) business days of the last execution of this Agreement, Seller shall inform Buyer of any Hazardous Materials or Release, and of any underground structures or utilities which, to the best of Seller's actual knowledge, are or may be present on the Premises and Seller shall deliver to Buyer true, correct and complete copies of any environmental assessments and reports for the Premises in Seller's possession or control, together with any and all soils reports, surveys and other reports and information for the Premises and the Survey, and such further documentation (for example, any title evidence, surveys, reports, studies, test results, engineering drawings, permits or tank registrations) Seller has within its possession or control regarding the physical condition of the Premises and any structures or utilities thereon. Seller understands that Buyer needs this


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information in order to properly evaluate the Premises, to avoid damaging underground structures and utilities and to avoid causing, contributing to or exacerbating the Release of a Hazardous Substance in the course of its investigations.

         Seller hereby grants to Buyer and its employees, agents, consultants and contractors the right to enter upon the Premises and, upon at least 24 hours advance notice to Seller, Seller's Remaining Property (as necessary) in order to itself conduct any surveys, soil tests, environmental assessments and tests and other investigations as Buyer shall deem necessary. Buyer agrees to pay the costs and expenses associated with any such investigation and testing it undertakes and to repair and restore any damage to the Premises caused by Buyer's investigations or testing, at Buyer's expense. Buyer also agrees to defend and hold Seller harmless from all costs, expenses and liabilities arising out of Buyer's negligence or willful misconduct or that of its employees, agents, consultants or contractors in performing any such investigation or testing of the Premises, except that Buyer shall have no responsibility to Seller and Seller hereby releases Buyer and agrees to defend and hold Buyer harmless from all costs, expenses and liabilities arising in connection with environmental conditions, Hazardous Materials Release or underground structures or utilities that were actually known by Seller and not disclosed to Buyer as provided in this paragraph. In connection with any such on-site investigation, Buyer shall cause its contractors and/or consultants to supply Seller with certificates of insurance evidencing their respective insurance coverage.

         Soil, rock, water, asbestos, and other samples taken from the Premises shall remain the property of Seller. Seller shall be solely responsible for making arrangements for the lawful disposal of any contaminated samples, to pay any related transportation or disposal fees, and to sign the manifest and any other documents required in connection with the disposal of contaminated samples.

         9. POSSESSION. Buyer shall be given sole and exclusive possession of the Premises at such time as a special warranty deed satisfactory to Buyer is delivered by Seller to Buyer conveying to Buyer the Premises in fee simple and Buyer pays the remaining balance of the purchase price as described in Paragraph 4 of this Agreement.

         10. CLOSING. Seller shall prepare at its cost the special warranty deed conveying the Premises to Buyer. Seller agrees that it will convey the Premises to Buyer by special warranty deed containing a covenant of title stating that Seller has not done, committed or knowingly or willingly suffered to be done or committed, any act, matter or thing whatsoever whereby the Premises, or any part thereof, is, are, shall or may be impeached, charged or encumbered in title, charge, estate or otherwise howsoever. Title to the Premises at closing shall be marketable and good of record and in fact and zoned to permit Buyer's intended use. At the closing, Seller shall convey marketable title to the Premises in fee simple, free and clear of any and all liens, mortgages, deeds of trust, security interests, covenants, conditions, restrictions, easements, rights-of-way, licenses, encroachments, judgments or encumbrances of any kind except:

             (i)   the lien of real estate taxes not yet due and payable;

             (ii)  the Permitted Encumbrances; and

             (iii) the REA.


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         In addition, Buyer and Seller shall each be responsible for paying one-half (1/2) of all state or county transfer taxes and documentary stamps, if any, occasioned by the conveyance of the Premises as well as any notary fees incurred, and Buyer shall be responsible for the premium for Buyer's owner's policy of title insurance. All unpaid ad valorem taxes due and payable within the calendar year of the closing shall be prorated between Seller and Buyer as of the closing date. Seller shall pay all rollback taxes, recoupment fees or similar taxes occasioned by a change in the use of the Premises in connection with Buyer's proposed acquisition and development thereof. Seller agrees to promptly forward to Buyer any property tax statements for the Premises received by Seller after closing.

         Buyer and Seller each agree to indemnify and hold the other harmless from any claims of brokers or real estate agents claiming by, through or under the indemnifying party for fees or commissions arising out of the sale of the Premises to Buyer. Buyer and Seller each represent to the other that they have not employed nor engaged any real estate agents or brokers to be involved in this transaction other than Michael Joseph Development Corporation (hereinafter referred to as the "Broker"), for whose commission or fees Seller shall be solely responsible.

         11. ASSIGNMENT BY BUYER. This Agreement and the rights, duties, interests, and obligations of Buyer hereunder may be assigned by Buyer without the consent of Seller only to an affiliate of Buyer.

         12. NOTICES. Any notices, requests or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or a widely recognized national overnight courier service or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below:

         To Seller:      Mark Twelve Associates, L.P.
                         20 Soundview Marketplace
                         Port Washington, New York 11050
                         Attention: Robert Masters, Esq.

         and to Buyer:   Lowe's Home Centers, Inc.
                         c/o Lowe's Companies, Inc.
                         P.O. Box 1111
                         (Highway 268 East, N. Wilkesboro, North Carolina 28659)
                         N. Wilkesboro, North Carolina  28656
                         Attention: Tony Lyall, Real Estate Manager (REO)

                    cc:  Lowe's Companies, Inc.
                         P.O. Box 1111
                         (Highway 268 East, N. Wilkesboro, North Carolina 28659)
                         N. Wilkesboro, North Carolina 28656
                         Attention: Law Dept. (REO)

         Any such notice, request or other communication shall be considered given or delivered, as the case may be, on the date of hand or overnight courier delivery or upon deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days prior written notice thereof, any party may from time to time at any time change its mailing address hereunder.


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         13. DESTRUCTION, CONDEMNATION. In the event of any material damage to or destruction of the Premises or any material portion thereof or in the event of any taking or threat of taking by condemnation (or any conveyance in lieu thereof of the Premises or any portion thereof by anyone having the power of eminent domain), Buyer shall, by written notice to Seller delivered within fifteen (15) days of receiving written notice from Seller of such event, elect to: (i) terminate this Agreement and all of Buyer's obligations under this Agreement, whereupon the Deposit, together with all interest earned thereon, shall be refunded in full to Buyer by the Title Company and this Agreement shall become null and void and neither party shall thereafter have any right, duty or obligation under this Agreement, or (ii) consummate the purchase of the Premises. If Buyer does not elect to terminate this Agreement, then Seller shall on the closing date pay to Buyer all condemnation awards and compensation then received by Seller, it being understood that the Premises consists of vacant, unimproved land for which no casualty insurance coverage is provided. In addition, Seller shall transfer and assign to Buyer, in form reasonably satisfactory to Buyer, all rights and claims of Seller with respect to payment for damages and compensation on account of such damage, destruction or taking. Seller will not settle any condemnation or eminent domain proceeding or any award or payment in respect of or in connection with the Premises without obtaining Buyer's prior written consent in each case, which consent shall not be unreasonably withheld or delayed.

         14. DEFAULT.

             (a) Seller's Default. One of the purposes of this Agreement is to bind Seller to sell the Premises described in Paragraph 1. If the sale and purchase of the Premises contemplated by this Agreement is not consummated on account of Seller's default hereunder, the Deposit, together with all interest earned thereon, shall be refunded in full to Buyer on notice by Buyer to the Title Company holding such deposit, without prejudice to Buyer's rights to enforce specific performance of this Agreement against Seller or pursue an action at law against Seller to recover Buyer's out-of-pocket costs and expenses incurred in connection with this transaction.

             (b) Buyer's Default. If the sale and purchase of the Premises contemplated by this Agreement is not consummated on account of Buyer's default hereunder, Seller shall be entitled, as its sole and exclusive remedy hereunder, to payment of the Deposit as full and complete liquidated damages for such default of Buyer, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Buyer's default. Seller's entitlement and receipt of the Deposit is intended not as a penalty, but as full liquidated damages. The right to retain such sums as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Buyer, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Buyer: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of such sums.

         15. EASEMENTS AND RIGHTS-OF-WAY. Seller covenants and agrees that during the term of this Agreement it shall not grant or enter into any easements, rights-of-way, contracts for work, or other agreements affecting the


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Premises, or the title thereto, without first obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

         16. WARRANTIES, REPRESENTATIONS AND COVENANTS TO SURVIVE CLOSING. The warranties, representations and covenants made by the parties hereto shall survive the closing of the purchase of the Premises under this Agreement and the closing date and shall continue in full force and effect without termination for a period of two (2) years thereafter. Also, wherever in this Agreement Seller or Buyer shall have agreed or promised to perform certain acts or grant certain easements or other rights where the context of the Agreement would require such performance or grants to occur after the closing, then those agreements and covenants expressed herein shall survive closing and continue to bind Seller and Buyer. Each party shall indemnify, defend and hold harmless the other from and against any and all claims, demands, liabilities and expenses (including reasonable attorneys' fees) incurred by a party as a result of a breach by the other party of its covenants, warranties and representations set forth in Paragraphs 17 and 18 hereof.

         17. SELLER'S WARRANTIES, REPRESENTATIONS AND COVENANTS. As an inducement to Buyer to enter into this Agreement and to purchase the Premises, Seller warrants, represents and covenants to Buyer as follows:

             (a) Authority. Seller (i) is a lawfully constituted limited partnership, duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) has the authority and power to enter into this Agreement and to consummate the transactions contemplated herein; and (iii) upon execution hereof will be legally obligated to Buyer in accordance with the terms and provisions of this Agreement.

             (b) Title and Characteristics of Premises. Seller as of the date of execution of this Agreement owns the Premises in fee and has marketable title and the Premises at closing shall have the title status as described in Paragraph 9 above.

             (c) Conflicts. The execution and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the closing date, and the performance by Seller of Seller's duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Premises as contemplated herein, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party or any judicial order or judgment of any nature by which Seller is bound. On the closing date all necessary and appropriate action will have been taken by Seller authorizing and approving the execution of and entry into this Agreement, the execution and delivery by Seller of the documents and instruments to be executed by Seller on the closing date, and the performance by Seller of Seller's duties and obligations under this Agreement and of all other acts necessary and appropriate for the consummation of the purchase and sale of the Premises as contemplated herein.

             (d) Condemnation. Seller has received no notice of, nor is Seller aware of, any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain, which might result in any part of the Premises being taken by condemnation or conveyed in lieu thereof.


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             (e) Litigation. There is no action, suit or proceeding pending or, to the best of Seller's actual knowledge, threatened by or against or affecting Seller or the Premises which does or will involve or affect the Premises or title thereto. Seller will, promptly upon receiving any such notice or learning of any such contemplated or threatened action, give Buyer written notice thereof.

             (h) No Violations. To the best of Seller's actual knowledge, there are no violations of state or federal law, municipal or county ordinances, or any other legal requirements with respect to the Premises. Seller has received no notice (oral or written) that any municipality or governmental or quasi-governmental authority has determined that there are such violations. In the event Seller receives prior to the closing notice of any such violations affecting the Premises, Seller shall promptly notify Buyer thereof, and shall promptly and diligently defend any prosecution thereof and take any and all commercially reasonable actions to eliminate said violations.

             (i) Foreign Ownership. Seller is not a "foreign person" as that term is defined in the U. S. Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto, and Buyer has no obligation under
Section 1445 of the U. S. Internal Revenue Code of 1986, as amended, to withhold and pay over to the U. S. Internal Revenue Service any part of the "amount realized" by Seller in the transaction contemplated hereby (as such term is defined in the regulations issued under said Section 1445).

             (j) Prior Options. No prior options or rights of first refusal have been granted by Seller to any third parties to purchase or lease any interest in the Premises, or any part thereof, which are effective as of the execution date.

             (k) Mechanics and Materialmen. Seller will, at Closing, provide Buyer and the Title Company with a standard Affidavit as to Liens and Parties in Possession certified to Buyer and the Title Company or such other assurances as shall be sufficient to cause the Title Company to delete the mechanics' liens and parties in possession standard exceptions from the Policy to be issued to Buyer at closing.

             (l) Hazardous-Materials. Except as disclosed and delivered to Buyer pursuant to Paragraph 8 above:

                 (i) To the best of Seller's actual knowledge, the Premises are free from contamination by Hazardous Materials. To the best of Seller's actual knowledge, there is no evidence of Release of Hazardous Materials at the Premises.

                 (ii) There has been no generation, treatment or storage of any Hazardous Materials at the Premises by Seller or, to the best of Seller's actual knowledge, any third person nor has any activity been conducted by Seller or, to the best of Seller's actual knowledge, any third person at the Premises which could have produced Hazardous Materials.

                 (iii) To the best of Seller's actual knowledge, there are no surface impoundments, lagoons, waste piles, landfills, injection wells, underground storage areas, tanks, storage vessels, drums, containers or other man-made facilities at the Premises which may have accommodated Hazardous Materials at the Premises. Neither Seller, nor to the best of Seller's actual knowledge any third person, has stored, placed, buried or Released Hazardous Materials at the Premises, including the soil, surface water and ground water.

                 (iv) To the best of Seller's actual knowledge, no inspection, audit, inquiry or other investigation has been or is being conducted by any Governmental Authority (as hereinafter defined in Paragraph 16(l)(vi) below) or other third person with respect to the presence or discharge of Hazardous Materials at the Premises or the quality of the air or surface or subsurface conditions at the Premises except for Phase I environmental audits, if any, performed on behalf of Seller or any lender of Seller, if any, copies of which will be delivered to Buyer pursuant to this Agreement to the extent in Seller's possession or control. Seller has not received notice that any such inspection, audit, inquiry or investigation is pending or proposed. Seller has not received any warning, notice, notice of violation, administrative complaint, judicial complaint or other formal or informal notice or request for information alleging that Hazardous Materials have been stored or Released at the Premises or that conditions at the Premises are in violation of any Environmental Laws or requesting information regarding the use, storage, release or potential Release of Hazardous Materials at the Premises.

                 (vi) Definitions. For purposes of this Paragraph 17 and this
Agreement: "Environmental Laws" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and all regulations, orders, decrees, permits, licenses and deed restrictions now or hereafter promulgated thereunder, and any amendments and successors to such statutes and regulations as may be enacted and promulgated from time to time:
(i) the Comprehensive Environmental Response, Compensation and Liability Act (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C.
Section 9601 et seq.) ("CERCLA"); (ii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"); (iii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. Section 2061 et seq.); (v) the Clean Water Act (33 U.S.C.
Section 1251 et seq.); (vi) the Clean Air Act (42 U.S.C. Section 7401 et seq.);
(vii) the Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section 201 and Section 300f et seq.); (viii) the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.); (ix) the Superfund Amendments and Reauthorization Act of 1986(codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Section 1101 et seq.); (xi) the Uranium Mill Tailings Radiation Control Act (42 U.S.C. Section 7901 et seq.); (xii) the Occupational Safety and Health Act (29 U.S.C. Section 655 et seq.); (xiii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.); (xiv) the Noise Control Act (42 U.S.C. Section 4901 et seq.); and (xv) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 1100 et seq.).

                      "Hazardous Materials" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

                      "Hazardous Substances" as defined in CERCLA, the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder including, but not limited to, asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste;

                      "Hazardous Waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

                      Materials defined as "Hazardous Materials" in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and

                      "Chemical Substance or Mixture" as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

                      "Governmental Authorities" means the United States, the Commonwealth of Pennsylvania and any political subdivision thereof, and any and all agencies, departments, commissions, boards, bureaus, bodies, councils, offices, or authorities, or any instrumentality of any of them, of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                      "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment in amounts or of a magnitude that would require remediation pursuant to applicable laws, rules, statutes, ordinances and/or regulations.

         18. BUYER'S WARRANTIES, REPRESENTATIONS AND COVENANTS. Purchaser represents and warrants to Seller as follows:

             (a) Authority. Buyer (i) is a lawfully constituted corporation, duly organized, validly existing, and in good standing under the laws of the State of North Carolina; (ii) has the authority and power to enter into this Agreement and to consummate the transactions contemplated herein; and (iii) upon execution hereof will be legally obligated as Buyer in accordance with the terms and provisions of this Agreement.

             (b) Conflicts. The execution and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Buyer on the closing date, and the performance by Buyer of Buyer's duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Premises as contemplated herein, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Buyer is a party or any judicial order or judgment of any nature by which Buyer is bound. On the closing date all necessary and appropriate action will have been taken by Buyer authorizing and approving the execution of and entry into this Agreement, the execution and delivery by Buyer of the documents and instruments to be executed by Buyer on the closing date, and the performance by Buyer of Buyer's duties and obligations under this Agreement and of all other acts necessary and appropriate for the consummation of the purchase and sale of the Premises as contemplated herein.

         19. WAIVER. The failure to enforce any particular provision of this Agreement on any particular occasion shall not be deemed a waiver by either party of any of its rights hereunder, nor shall it be deemed to be a waiver of subsequent or continuing breaches of that provision, unless such waiver be expressed in a writing signed by the party to be bound.

         20. DATE FOR PERFORMANCE. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period will be automatically extended through the close of business on the next following business day.

         21. FURTHER ASSURANCES. The parties agree that they will each take such steps and execute such documents as may be reasonably required by the other party or parties to carry out the intent and purposes of this Agreement.

         22. SEVERABILITY. In the event any provision or portion of this Agreement is held by any court of competent jurisdiction to be invalid or unenforceable, such holding will not effect the remainder hereof, and the remaining provisions shall continue in full force and effect to the same extent as would have been the case had such invalid or unenforceable provision or portion never been a part hereof.

         23. INTENTIONALLY DELETED.

         24. AUTHORITY. The undersigned officers of Seller and Buyer hereby represent, covenant and warrant that all actions necessary by their respective Boards of Directors, shareholders, general partners and partners, as the case may be, will have been obtained and that they will have been specifically authorized to enter into this Agreement and that no additional action will be necessary by them in order to make this Agreement legally binding upon them in all respects. Buyer and Seller covenant to provide written evidence of compliance with this Paragraph 22 prior to or at Closing.

         25. SUCCESSORS AND ASSIGNS. The designation Seller and Buyer as used herein shall include said parties, their heirs, successors, and assigns, and shall include the singular, plural, masculine, feminine or neuter as required by context.

         26. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and shall become a binding and enforceable agreement among the parties hereto upon the full and compete execution and unconditional delivery of this Agreement by all parties hereto. No prior verbal or written agreement shall survive the execution of this Agreement. In the event of an alteration of this Agreement, the alteration shall be in writing and shall be signed by all the parties in order for the same to be binding upon the parties.

         27. TAX DEFERRED EXCHANGE. The sale and purchase of the Premises may, at Seller's and/or Buyer's option, be structured, in whole or part, as a like-kind or tax-free exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. Each party will, at the other party's request, reasonably cooperate in structuring the method of sale and purchase and will timely take all action necessary for the transaction to qualify as a like-kind or tax-free exchange and so as to cause no delay in the Closing hereunder. The party effecting a like-kind or tax-free exchange shall be responsible for any and all costs incurred by the other party in connection therewith (including, without limitation, reasonable attorneys' fees) and the other party shall not be obligated to take title to any exchange property.

         28. AS IS.

             (a) Except as otherwise expressly provided herein, Buyer hereby acknowledges that the Premises is being sold "AS-IS, WHERE-IS, AND WITH ALL FAULTS."

             (b) This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Buyer acknowledges that, except as otherwise expressly provided and set forth in this Agreement, neither Seller nor any affiliates of Seller, nor any of their respective agents or representatives, nor Broker has made any representations or held out any inducements to Buyer, and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer has not relied on any representations or warranties, and neither Seller nor any affiliates of Seller, nor any of their respective agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (i) the status of title to the Premises, (ii) the current or future real estate tax liability, assessment or valuation of the Premises; (iii) the potential qualification of the Premises for any and all benefits conferred by applicable law whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (iv) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (v) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Premises from any source, including, without limitation, any government authority or any lender; or (vi) the current or future use of the Premises, including, without limitation, the premises use for commercial, manufacturing or general office purposes.

             (c) Buyer acknowledges and agrees that (i) any reports or other information regarding the Premises delivered or made available to Buyer and Buyer's representatives by Seller or Seller's affiliates, or any of their respective agents or representatives, pursuant to or in accordance with Paragraph 8 hereof or this Agreement (collectively, the "Premises Information") may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's affiliates; (ii) neither Seller nor any affiliate of Seller has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of the Premises Information; (iii) the Premises Information delivered or made available to Buyer and Buyer's representatives is furnished to each of them at the request, and for the convenience of, Buyer; (iv) Buyer is relying solely on its own investigations, examinations and inspections of the Premises and those of Buyer's representatives and is not relying in any way on the Premises Information furnished by Seller or any affiliates of Seller, or any of their respective agents or representatives; and (v) Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Premises Information.

             (d) The provisions of this Section 26 shall survive the termination of this Agreement and the Closing.

         29. ESCROW INSTRUCTIONS. The Title Company shall accept the Deposit, hold the same in escrow (in an interest-bearing escrow account acceptable to Buyer and Seller) and release and deliver the same in accordance with the provisions of this Agreement. In that regard, the Title Company shall deliver the Deposit to Seller or Buyer, as the case may be, as follows:

             (a) to Seller, upon Closing pursuant to this Agreement; or

             (b) to Seller, after receipt of Seller's demand and notice of default given to Buyer and the Title Company in which Seller certifies either that (i) Buyer has defaulted under the Agreement, or (ii) the Agreement has been otherwise terminated or cancelled, and Seller is thereby entitled to receive the Deposit, except that the Title Company shall not honor Seller's demand until more than ten (10) days after the Title Company has given a copy of Seller's demand and notice to Buyer and the Title Company has received no notice from Buyer within such ten (10)-day period objecting to same; or

             (c) to Buyer, after receipt of Buyer's demand and notice given to Seller and the Title Company in which Buyer certifies either that (i) Seller has defaulted under the Agreement, or (ii) the Agreement has been otherwise terminated or cancelled, and Buyer is thereby entitled to receive the Deposit, except that the Title Company shall not honor Buyer's demand until more than ten
(10) days after the Title Company has given a copy of Buyer's demand and notice to Seller and the Title Company has received no notice from Seller within such ten (10)-day period objecting to same.

         The Title Company assumes no liability under this Agreement other than that of a stakeholder. If there is any dispute as to whether the Title Company is obligated to deliver funds or as to whom such funds are to be delivered or if any notice of objection is timely delivered to the Title Company as provided in
(b) and (c) above, the Title Company shall not be obligated to make any delivery thereof, but may hold the same until receipt by the Title Company of an authorization in writing signed by all parties to such dispute, directing the disposition of such funds. In the absence of such authorization, the Title Company may hold such funds until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not timely begun and diligently pursued, the Title Company shall not be required to, but may, bring an appropriate action or proceeding for leave to deposit such funds in Court, pending such determination. No provisions of this Agreement shall be construed to relieve the Title Company of any obligations or liabilities which may now exist or hereafter accrue by virtue of any writing other than this Paragraph 29.

         30. HEADINGS. The paragraph headings are included for convenience only and shall not be used in connection with the interpretation of this Agreement.

         31. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         32. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

         33. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same single instrument.

         34. RELA ADMONITION. Buyer acknowledges that at the time of the execution of this Agreement, Buyer is advised by this writing that Buyer should have an abstract covering the Premises examined by an attorney of Buyer's own selection, or that Buyer should be furnished with or obtain an Owner's Policy of Title Insurance.

         35. ZONING CERTIFICATION. Seller warrants that the Premises is now or will, on or prior to the Closing Date, be zoned in such manner so as to permit the commercial use of the Premises and certifies that the zoning under the Zoning Ordinance of the Township of Union is ___.

         36. COAL NOTICE. NOTICE - THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. [THIS NOTICE IS SET FORTH IN THE MANNER PROVIDED IN SECTION 1 OF THE ACT OF JULY 17, 1957, P.L. 984, AS AMENDED, AND IS NOT INTENDED AS NOTICE OF UNRECORDED INSTRUMENTS, IF ANY.]

         37. SEWERAGE CERTIFICATION. The Pennsylvania Sewage Facilities Act of January 24, 1966, No. 537 P.L. 1535, as amended, requires that there be a statement regarding the availability of a community sewage provision:

         _____    (a) The Premises is serviced by a community sewage system
                      (If the Premises is not so serviced check (b) or (c) below.)

         _____    (b) Buyer is hereby advised that there is no currently
                      existing community sewage system available to the Premises. There is a permit for the operation of an individual sewage system for the Premises, and said permit has been exhibited by Seller to Buyer.

         _____    (c) Buyer is hereby advised that there is no currently
                      existing community sewage system available to the Premises and that a permit for an individual sewage system will have to be obtained from the appropriate local agency pursuant to the Pennsylvania Sewage Facilities Act. Buyer should contact the appropriate local agency which administers the Pennsylvania Sewage Facilities Act, which is the Union Township sewage officer, before signing this Agreement to determine the procedures and requirements for obtaining a permit for an individual sewage system.

                      [Signatures Appear on Following Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

ATTEST:                                    SELLER:
                                           MARK TWELVE ASSOCIATES, L.P., a
                                           Pennsylvania limited partnership

                                           By: New Castle Fifty Realty Corp., a
                                               Pennsylvania corporation, its
                                               General Partner


                                           By:
-------------------------------------      -------------------------------------
Name:  Robert Masters                      Name:  Kenneth F. Bernstein
Title: Secretary                           Title: President


ATTEST:                                    BUYER:

                                           LOWE'S HOME CENTERS, INC.


_____________________________________      By:__________________________________
Name:________________________________      Name:________________________________
Title:_______________________________      Title:_______________________________

         (CORPORATE SEAL)


The undersigned joins in the execution
of this Agreement to Sell and Purchase
Real Estate solely for the purpose of
agreeing to act as escrow agent pursuant to Paragraph 29 hereof and to abide by the provisions thereof and of Paragraph
3 hereof.

COMMONWEALTH LAND TITLE INSURANCE COMPANY
         (Title Company)

By:________________________________________
Name:______________________________________
Title:_____________________________________

                                   EXHIBIT "A"

                                    SITE PLAN

                                   EXHIBIT "B"


                               SURVEY REQUIREMENTS


I.   BOUNDARY SURVEY AND SEPARATE LEGAL DESCRIPTION

     Lowe's requires an ALTA land survey, accompanied by the attached Schedule B Surveyor's Report Form. The survey should be certified and sealed according to Schedule C, entitled "Minimum Standard Detail Requirements For ALTA/ACSM Land Title Surveys" as per the most currently adopted requirements. The survey should be an Urban Class Survey as defined in these requirements and should include Items 1 - 11 and Item 13 of Table A thereof.

     The certification shown below, should appear on the face of all survey prints with both an original signature and seal. The surveyor must fill in, sign and certify four (4) copies of the enclosed Surveyor's Report Form, together with the survey prints.

     A. Entitle the survey and description "Survey for Lowe's Home Centers,
        Inc.".

     B. Use scale of one (1) inch equals one hundred (100) feet (if applicable).

     C. Reference description and plat, to a clearly definable point away from the property. Example: Intersection of two right-of-ways, etc.

     D. Clearly mark the property corner designated as the point-of-beginning using "P.O.B.".

     E. Clearly show all adjacent property owners on Boundary Survey.

     F. Clearly show acreage within the confines of the property to the nearest one hundredth of an acre.

     G. Regarding adjacent right-of-ways:

        1. Clearly define right-of-ways on Boundary Survey. Example: "North right-of-way", "East right-of-way", etc.

        2.  Clearly mark centerlines as "CL".

        3. Clearly show right-of-way widths, both from centerline and total width.

     H. Show all easements crossing property and:

        1.  Clearly define type of easement. Example: Electrical, sewer, etc.

        2.  Clearly mark centerlines as "CL" (if applicable).

        3.  Clearly show easement widths, both from centerline and total width.

        4. Within or directly adjacent to each easement, show the recording information. Example: Book 285, Page 163.

     I. Prepare Metes and Bounds description on a separate sheet of paper from Boundary Survey.

     J. Forward a mylar sepia or other reproducible copy and four (4) copies of the Boundary Survey, all signed and sealed.

     K. Forward four (4) copies of the Metes and Bounds description, all signed and sealed.

     L. Forward four (4) copies of the Surveyor's Report, all signed and sealed.

     M. All surveys and descriptions must be prepared in recordable form.

        NOTE: Any bearing, distance, lot line, section or township number, County or State name, street name, recording data, etc., included in the Metes and Bounds description must also be shown on the Boundary Survey itself. In short, any items included in the Metes and Bounds description must be clearly shown on the Boundary Survey.

     N. Our title insurance company will forward to you a copy of the title insurance commitment and the exceptions. Please prepare an index on the face of the survey itemizing each exception listed on Schedule B-Section 2 in the commitment. The index should be prepared with the following guidelines:

        INDEXING THE EXCEPTIONS ON THE SURVEY:

        1. State if the exception affects or does not affect the property surveyed;
        2.  State if the exception cannot be described;
        3.  State if the exception is a blanket easement; and
        4. When indexing the exception, state to whom the exception is to (with the recording Book and Page).

EXAMPLE:

1. Blanket easement granted unto XYZ Power Company affecting all parcels (or be specific as to which parcel it does affect), D.B. 29, Page 89 (unplottable).

2. Twenty foot access easement to John and Mary Jones affecting Parcel B, D.B. 31, Page 90 (Drawn).

DRAWING THE EXCEPTIONS ON THE SURVEY:

o Draw every exception in the title commitment and reference it with the Deed Book and Page, and the number where it is itemized in the index.

EXAMPLE:

________________________________________________________________________________

________________________________________________________________________________
                               20' Access Easement
                               D.B. 31, Page 90
                               See Index Note 2


II. We will notify you of the attorney examining the title and you should provide four (4) copies of the Boundary Survey and the Surveyor's Report to that attorney.

III. You should certify the four (4) copies of the Survey with an original seal to the following entities:

A.   Lowe's Home Centers, Inc.
B.   Title company

The following certifications should be provided in addition to the required ALTA/ACSM certification in the format below:

The undersigned hereby certifies to _________________________________ that this survey was actually made upon the ground; that it and the information, courses, angles and distances shown thereon are correct; that this survey correctly shows the location of all buildings, structures and other improvements on the Premises, including, without limitation, all streets, easements, rights-of-way and utility lines; and that, except as shown, there are no (a) easements or rights-of-way across the Premises; (b) party walls, (c) encroachments on adjoining premises, streets or alleys of any of said buildings, structures or improvements, or (d) encroachments upon the Premises by any building, structure or other improvements situated on any adjoining premises; physical evidence of boundary lines on all sides of the Premises is as stated on the survey; and that the improvements do not violate any set-back or other building lines.

I hereby certify that this survey has been made using the latest recorded plat or deed, that there are no encroachments other than those shown, and that the survey is correct to the best of my knowledge and belief.

In addition, the surveys provided pursuant to this paragraph must contain a Flood Zone Certification. Those surveys should be sent directly to the Lowe's.

I hereby certify that the ___________________________ project, shown hereon does or does not lie within a special flood hazard zone according to ___________________________________ of the Flood Insurance Rate Map of
______________________ dated ________________ and noted as zone _______ (also include year flood) to the best of my knowledge and belief.

                                   EXHIBIT "C"

                                  RESTRICTIONS

Use Restrictions.

         (a) During the term of this Declaration no portion of the Properties may be used for any of the following purposes without the written consent of Seller and Lowe's:

             (i) A tavern, bar, nightclub, discotheque or any other establishment selling alcoholic beverages for on-premises consumption; provided, however, that the foregoing shall not preclude the operation of a restaurant where the sale of alcoholic beverages therein comprises less than fifty percent (50%) of the restaurant's gross revenue.

             (ii) A bowling alley or game room.

             (iii) A theater (motion picture or live performance).

             (iv) A health club or spa, except that a health club or spa of no more than 10,000 square feet shall be permitted so long as it is located at least 400 feet from the Premises.

             (v) A gas station, service station or truck stop, except that a convenience store selling gasoline and oil products shall be permitted on the Outparcels only; provided, however, that such convenience store shall be operated by a national or regional operator and shall not offer automotive services or repairs; and, provided further, that the Owner of the Outparcel shall at all times keep and maintain the Outparcel and the improvements thereon in a neat, clean, orderly and first-class condition.

             (vi) A flea market, auction house, or second hand or surplus store.

             (vii) A church, meeting hall, school or employee training facility, except that a Sylva or comparable learning center of no more than 5,000 square feet shall be permitted so long as it is located at least 400 feet from the Premises and does not provide or permit bus service on the Properties.

             (vii) A car wash, except that a full-service car wash shall be permitted on an Outparcel so long as the improvements on such Outparcel are designed in a manner which shall not permit any stacking of vehicles on the access drives and roads adjacent to said Outparcel or otherwise on property outside of said Outparcel.

             (viii) A dry cleaning plant or central laundry or laundromat.

             (ix) A facility used for the sale, rental, repair, storage or service of new or used cars, trucks, motorcycles, trailers, mobile homes or recreational vehicles or other motor vehicles.

         (b) During the term of this Declaration no portion of the Properties may ever be used for any of the following uses whatsoever:

             (i) An adult type bookstore or other establishment selling, displaying or exhibiting pornographic materials or providing adult type entertainment or displays of a variety involving or depicting nudity or lewd acts.

             (ii) A massage parlor.

             (iii) A skating rink.

             (iv) A mortuary or funeral parlor.

             (v) A mobile home or trailer court, labor camp, junkyard or stockyard.

             (vi) A land fill, garbage dump or for the dumping, disposing, incineration or reduction of garbage.

             (vii) An off-track betting parlor, carnival or amusement park.

             (viii) A manufacturing, distillation, smelting, refining, industrial, agricultural, drilling, mining or quarrying operation (provided, however, that assembling or manufacturing incidental to a permitted retail use shall be permitted).

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
             (ix) A plasma center or a center for medical procedures, counseling or activities primarily relating to abortion, birth control or euthanasia (except that this prohibition shall not be applicable to a general medical office or facility which may include, but is not primarily related to, such activities or any dental office or facility as the same may be found in similar regional shopping centers); or

             (x) A warehouse (other than indoor storage incidental to a permitted retail use operating on the Shopping Center) or "mini-storage" use or operation.

             (xi) Living quarters, sleeping apartments or lodging rooms.

             (xii) A veterinary hospital or animal raising facility.

Use Restrictions on the Seller Property. No portion of Seller Property shown on the Site Plan may be used for the following purposes (provided that such restrictions shall only apply to Seller Property for a period of time not to exceed two (2) years after the Lowe's Property is no longer used by Lowe's as a retail and/or warehouse home improvement center, home improvement service center, lumber yard or building materials supply center):

         (a) A hardware store containing more than 5,000 square feet of useable floor area.

         (b) A lawn and garden store containing more than 5,000 square feet of useable floor area.

         (c) A paint and/or decor center containing more than 5,000 square feet of useable floor area.

         (d) A retail and/or warehouse home improvement center, lumber yard, building materials supply center, home improvement service center and other stores or centers similar to those operated by Lowe's, Home Depot, Home Owner's Warehouse, Home Quarters, Hechinger's, Builders Square, 84 Lumber, Wickes, Hughes Lumber, McCoys, Home Base, Eagle, Menard's, Sears Hardware, Sutherlands, Orchard Supply and Payless Cashways.

         These restrictions shall not apply to any tenants existing on Seller's Property as of the date hereof nor their successors and assigns in interest to such leases.

         These restrictions or exclusive rights shall also apply to prohibit a larger business having space in its store devoted to selling the merchandise described in subparagraphs (a) through (c) when such space exceeds the limitations of subparagraphs (a) through (c). Subject to these restrictions, Seller reserves the right to subdivide, convey, lease or assign the Seller Property or any portion thereof through any means including, but not limited to, subdivision, lease, ground lease, condominium declaration or air-lot condominium declaration.

Outparcel Development. Any Outparcel sold or developed on the Properties will only be developed under the following guidelines:

         (a) Any building constructed on any of the Outparcels shall not exceed 10,000 square feet, shall be self-supporting with respect to parking and shall contain not less than five (5) paved full size automobile parking spaces for each 1,000 square feet of Building floor area constructed thereon (or the number of parking spaces required by applicable law, whichever is greater); provided, however, that ten (10) paved full size automobile parking spaces for each 1,000 square feet of Building floor area constructed thereon (or the number of parking spaces required by applicable law, whichever is greater) will be required for restaurants; and, provided further, that twelve (12) paved full size automobile parking spaces for each 1,000 square feet of Building floor area constructed thereon (or the number of parking spaces required by applicable law, whichever is greater) will be required for restaurants serving alcohol.

         (b) Any building constructed on any of the Outparcels shall not exceed one (1) story and 24 feet in height, as measured from the finished elevation of the parking area of the Properties, except that the prototypical architectural features of a national or regional occupant may extend above such height limitation provided that such building and architectural features do not exceed an aggregate height of 33 feet as measured from the finished elevation of the parking area of the Properties.


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

         (c) Any rooftop equipment installed on any Outparcel shall be screened in a manner reasonably satisfactory to Seller and Lowe's;

         (d) No rooftop signs shall be erected on any building constructed on any Outparcel.

         (e) No more than two (2) freestanding signs may be erected on each Outparcel, but in no event shall such freestanding signage exceed five feet in height or block the visibility of the Lowe's building or signs.

         (f) Any Outparcel shall be kept neat, orderly, planted in grass and trimmed until improved and constructed.

         (g) Any building, structure, or improvement constructed on any of the Outparcels shall be used for retail, restaurant, medical or office purposes only. Banks and financial institutions shall be deemed retail purposes subject to the further limitations set forth in Section __.

         (h) Any party or independent owner purchasing or leasing from Seller and having an ownership or leasehold interest in an Outparcel shall repair any damage caused to any of the utility facilities, as described in this Section of this Declaration, serving the Properties and the Outparcel caused by such party, or a lessee or user of the Outparcel, to the extent the Outparcel benefits from any of the utility facilities serving the Properties and the Outparcel.

         (i) Any of the restrictions set forth in this Section may be waived, amended, modified, released, or terminated in writing at any time and from time to time by Seller and Lowe's; provided that either Party shall not waive, amend, modify, release, or terminate this Declaration without the prior written consent of the other Party. However, Seller and/or Lowe's, as the case may be, shall not amend or modify any of the foregoing restrictions if any such amendment or modification would impose additional restrictions on an Outparcel without the prior written consent of the fee owner of the Outparcel. The fee owner of such Outparcel, however, may impose additional, restrictions on an Outparcel as such fee owner deems appropriate, subject to any exceptions thereto imposed on said fee owner at the time of conveyance of said Outparcel by Seller to said fee owner.

         (j) Seller may subdivide, convey, lease or assign any Outparcel or any portion thereof through any means including, but not limited to, subdivision, lease, ground lease, condominium declaration or air-lot condominium declaration.

         (k) The foregoing restrictions and agreements are imposed on each of the Outparcels for the benefit of the Properties. The agreements, restrictions and covenants herein made shall be deemed restrictive covenants running with the land and shall be binding upon each of the Outparcels and any person who may from time to time own, lease, or otherwise have an interest in any of the Outparcels.

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


                                   EXHIBIT "D"

                        EXCLUSIVE RIGHTS AND RESTRICTIONS

Hills Lease:
-----------

         1. No discount department store containing 30,000 square feet or more or no deep discount drug store containing 30,000 square feet or more.

         2. No supermarket shall devote more than 30,000 square feet to general merchandise categories.

         3.  No supermarket shall have a sit-down restaurant.

         4.  Only one pylon sign for the Shopping Center.

Peebles Lease:
-------------

         1.  No outdoor sales area or kiosk.

         2. No store larger than Peebles to be in full line department store, such as those operated by Belk, Legget, J. C. Penney, Dillard's of The May Company or any store larger than 15,000 square feet as a so-called "of-price" retail store (a store selling at retail brand name merchandise at less than the full retail price on a regular basis) such as T> J. Maxx, Stein Mart, Lochmann, Kohl's, Burlington Coat Factory or Goody's.

Sears Lease:
-----------

         1.  No pylon signs except as shown on Exhibit A to the Sears Lease.


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